UTStarcom, Inc.
Limited Power of Attorney - Securities Law Compliance
The undersigned, as an officer or director of UTStarcom, Inc. (the "Corporation"), hereby constitutes and appoints Carmen Chang, Thomas Savage, Su Ping Lu, Holly Grochmal, Brent Irvin and Michael Sophie, and each of them (each, an "Attorney" and collectively, the "Attorneys"), as the undersigned's true and lawful attorney-in-fact and agent to complete and execute such Forms 144, Forms 3, 4 and 5 and other forms (including any amendments thereto) as such Attorney shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933 (as amended, the "Act"), Section 16 of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") and the respective rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of or transactions in securities of the Corporation, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Corporation and such other person or agency as the Attorney shall deem appropriate. The undersigned hereby approves, ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.
The authority of the Attorneys under this Limited Power of
Attorney shall continue until the undersigned is no longer required to file such Forms 144, Forms 3, 4 and 5 and other forms (including any amendments thereto) as may be required pursuant to the laws and regulations described above with regard to his or her ownership, acquisition or disposition of or transactions in securities of the Corporation, unless earlier revoked in writing. The undersigned acknowledges that the Attorneys are not assuming any of the undersigned's responsibilities to comply with Rule 144 promulgated under the Act or
Section 16 of the Exchange Act.
This Limited Power of Attorney is executed at Islandia, NY, this
21 day of January 2005.
/s/ Jeff Clarke
Signature

Jeff Clarke
Print Name

Dated: 21-Jan-2005
Witness:

/s/ Gladys Bickerton
Signature

Gladys Bickerton
Type or Print Name

Dated:  January 21, 2005